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                                     BY-LAWS
                                       OF
                   GENWORTH LIFE INSURANCE COMPANY OF NEW YORK

                                    ARTICLE I

                                  SHAREHOLDERS

1. Annual Meeting. A meeting of the shareholders of the Company shall be held annually on the fourth Wednesday in April for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting or at such time or place within or without the state of New York as shall be designated by the Board of Directors.

2. Notice of Annual Meeting. Notice of the annual meeting of the shareholders, shall be given at least ten days, but no more than fifty days before the day on which the meeting is to be held. It shall be given to each shareholder of record of the Company by written or printed notice either personally or by first class mail, or as otherwise allowed by New York Business Corporation Law. Publication of any such notice shall not be required. Every such notice shall state the place, date, and hour of the meeting. At any such meeting, action may be taken upon any subject which is not by statute required to be stated in the notice of the meeting. Every shareholder of the Company shall furnish to its Secretary, from time to time, the post office address to which notice of all meetings of shareholders may be mailed. If any shareholders fail to or decline to furnish a post office address to the Secretary, it shall not be necessary to give notice to any such shareholder of any meeting of the shareholders, or any other notice whatsoever. Notice of any meeting of the shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy; and if any shareholder shall in person or by attorney thereunto authorized in writing, waive notice of any meeting, notice thereof need not be given to him or her. A shareholder may waive notice by delivering a written executed document regarding that fact to the Secretary of the Company. Notice of any adjourned meeting of the shareholders shall not be required to be given.

3. Special Meetings. Except as otherwise provided by Business Corporation Law, special meetings of the shareholders shall be held whenever called by the Chairperson, the President or his designee, or on the call of shareholders holding together at least thirty percent of the capital stock, such call in any case is to be in writing and addressed to the Secretary.

4. Notice of Special Meetings. Notice of special meetings of the shareholders shall be given at least ten days and no more than fifty days before the day on which the meeting is to be held. Only business within the purpose or purposes described in the meeting notice pursuant to statute may be conducted.

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5.   Quorum. At any meeting of the shareholders the holders of a majority of all the shares of capital stock of the Company, present in person or represented by proxy, shall constitute a quorum of the shareholders for all purposes.

     If the holders of the amount of stock necessary to constitute a quorum fail to attend in person or by proxy an annual meeting or a special meeting, a majority in interest of the shareholders present in person or by proxy may adjourn, from time to time, without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend in person or by proxy. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

6. Organization. The Chairperson, or in the absence of the Chairperson, the President or his designee, shall call all meetings of the shareholders to order and act as Chairperson of such meetings. The Chairperson, the President or his designee so presiding may yield to any person of his selection present at the meeting for such portion or portions of the meeting as he may desire. The Secretary of the Company, or, in his absence, an Assistant Secretary, shall act as such.

7. Order of Business. The order of business at shareholder meetings shall be as determined by the Chairperson, subject the approval of a majority in interest of the shareholders present in person or by proxy at such meeting and entitled to vote thereat.

8. Voting. At each meeting of the shareholders, every holder of stock then entitled to vote may vote in person or by proxy, and shall have one vote for each share of stock registered. in his name.

9. Proxies. Every proxy must be dated and signed by the shareholder or by his attorney-infact. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless otherwise provided therein. Every proxy shall be revocable at the will of the shareholder executing it.

10. Action by Unanimous Consent. Unless otherwise restricted by the Articles of Incorporation or by statute, any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if all shareholders consent thereto in writing, and the writing or writings are filed with the minutes of proceedings, for the shareholders. Any action taken by written consent shall be effective according to its terms when the requisite consent is in the possession of the Company.

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                                   ARTICLE II

                                    DIRECTORS

1. Number. Qualification, Powers and Election of Directors. The business and property of the Company shall be managed by the Board of Directors, and except as otherwise expressly provided by statute or by these By-laws, all of the powers of the Company shall be vested in said Board. At each annual meeting of shareholders, the shareholders entitled to vote shall elect the directors. Each director shall hold office until the next annual shareholders meeting, or until a successor shall have been duly qualified and elected, unless otherwise provided in the By-laws. The number of members of the board shall not be less than thirteen of which at least three shall be residents of New York. At least one-third of the directors shall be non-management directors. Non-management directors are members of the Board who are not officers or employees of the Company or of any entity controlling, controlled by, or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or any such entity.

2. Vacancies. Except as otherwise provided in the Articles of Incorporation or in the following paragraph, vacancies occurring in the membership of the Board of Directors or any committee thereof from whatever cause arising, except the removal of directors without cause (including vacancies occurring by reason of the removal of directors with cause and newly created directorship resulting from any increase in the authorized number of directors), may be filled by a majority vote of the remaining directors, though less than a quorum, or such vacancies may be filled by the shareholders.

3. Removal. Any one or more of the directors may be removed, either for or without cause, at any time, by vote of the shareholders holding a majority of the outstanding stock of the Company entitled to vote, present in person or by proxy, at any special meeting of the shareholders. A vacancy or vacancies occurring from such removal may be filled at a regular or special meeting of the shareholders or at a regular or special meeting of the Board of Directors. In the case of a temporary disability or absence of any officer, the Board of Directors may designate an incumbent for the time being, who during such incumbency shall have the powers of such officer.

4. Resignations. Any director may resign at any time by giving written notice of such resignation to the President of the Company. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof unless the notice specifies a later effective date.

5. Regular Meetings. The board of directors may, by resolution, provide for the holding of regular meetings and may fix the times and places at which such meetings shall be held. The Secretary shall give notice of each regular meeting at least five days, but no more than fifty days before the meeting, but such notice may be waived by any director. Any business may be transacted and any Company action may be taken at any regular meeting of the directors, whether such business or action is stated in the notice of the meeting or not.

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6.   Special Meetings. Special meetings of the Board of Directors may be called by the Chairperson or the President. The Secretary shall give notice of each special meeting at least five days, but no more than fifty days before the meeting, but such notice may be waived by any director. At any special meeting of the directors, any business may be transacted and any Company action may be taken, whether such business or action is stated in the notice of the meeting or not unless required by the Articles of Incorporation or these By-laws.

7. Manifestation of Dissent. A director who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall deliver such dissent in writing or forward such dissent by mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

8. Quorum. A majority of the directors at any time in office shall constitute a quorum. At least one non-management Director must be included in any Quorum for the transaction of business. Members of the board of directors or any committee designated thereby may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting. Should less than a quorum be present at any meeting, the meeting may be adjourned from time to time by those present without notice, other than announcement at the meeting, until a quorum shall be present. Except as otherwise provided in these By-laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. The directors shall act only as a Board and the individual directors shall have no power as such.

9. Bonding. The Board of Directors may require such officers, agents and employees as it may designate to file satisfactory bonds for the faithful performance of their duties. The Board may confer on the President of the Company the power of selecting, discharging and suspending any of the agents or employees of the Company.

10. Action by Unanimous Consent. Unless otherwise restricted by the Articles of Incorporation or statute, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings for the Board or committee. Any action taken by written consent shall be effective according to its terms when the requisite consent is in the possession of the Company.

11. 11. Compensation of Directors. A director who is a paid employee of the Company, or

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     any affiliated company, shall not receive any compensation for his attendance at any meeting of the Board of Directors, or at any committee meeting. A director who is not a paid employee of the Company, or any affiliated company, shall receive such compensation for attendance and/or a retainer as the Board of Directors may determine.

                                   ARTICLE III

                      COMMITTEES OF THE BOARD OF DIRECTORS

1. The Board of Directors may, by one or more resolutions passed by a majority of the whole Board, designate from among its members one or more committees, each committee to consist of five or more directors of the Company; each such committee, to the extent provided in such resolutions and not prohibited by statute, shall have and may exercise between meetings of the Board of Directors, the authority of the Board of Directors designated by said resolution; provided that the Board of Directors shall not have authority to establish an Executive Committee without the written consent of all shareholders. At least one-third of the members of each Committee shall be non-management Directors and at least one committee shall be comprised solely of directors who are non-management directors.. The Board, by resolution, may designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee.

2. The committee comprised of non-management directors shall have the following responsibilities:

          a. Recommending selection of independent certified public accountants;

          b. Reviewing the corporation's financial condition; the scope and results of the independent audit and any internal audit;

          c. Nominating candidates for director for election by the shareholders'

          d.   Evaluating the performance of principal officers;

          e. Recommending to the Board of Directors the selection and compensation of principal officer; and,

          f. Recommending to the Board of Directors any plan to issue options to its officers and employees for the purchase of shares of stock.

3. Meetings of any committee designated by the Board of Directors may be held at any time and at any place upon call of the President, the Chairperson of the Board or the Chairperson of any committee. Notice, which need not state the purpose of the meeting, shall be given verbally, or in writing not less than twenty-four hours prior to the time of the holding of said meeting.

4. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of the members of a committee present at a committee meeting shall be the act of the committee. At least one non-management Director must be included in any quorum for the transaction of business.

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                                   ARTICLE IV

                                    OFFICERS

1. The officers of the Company shall be elected by the Board of Directors and shall be: a Chairperson of the Board of Directors, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary and a Treasurer and any additional officers and assistant officers of the Company as shall be determined by the Board. Any two or more offices may be held by the same person, except the offices of President and Secretary.

2. At its annual meeting, the Board of Directors shall elect the officers of this Company and each such officer shall hold office until the next annual meeting or until a successor shall have been duly qualified and elected or until death, resignation, retirement or removal by the Board of Directors. A vacancy in any office may be filled for the unexpired portion of the term at any meeting of the Board of Directors.

3. Any director or officer may resign at any time. Such resignation shall be made in writing and delivered to and filed with the Secretary, except that a resignation of the Secretary shall be delivered to and filed with the President. A resignation so made shall be effective upon its delivery unless some other time be fixed in the resignation.

4. The Board of Directors may appoint and remove at will such agents and committees as the business of the Company shall require, each of whom shall exercise such powers and perform such duties as may from time to time be prescribed or assigned by the President, the Board of Directors or by other provisions of these By-laws.

                                    ARTICLE V

                          POWERS AND DUTIES OF OFFICERS

1.   The Chairperson of the Board of Directors:

          a. the Board of Directors shall have the right and power to elect a Chairperson from among the members of the Board of Directors. If a Chairperson of the Board of Directors is elected, he shall preside at all meetings of the shareholders and of the Board of Directors in place of the President of the Company, and he may also cast his vote on all questions, that after calling to order a meeting of the shareholders he may yield the chair to some other person present; and

          b. the Chairperson of the Board shall have supervision of such matters as shall be assigned to him by the Board of Directors.

2.   The President:

          a. shall be the Chief Executive Officer of the Company and shall in general supervise and control all of the business and affairs of the Company; and

          b. shall preside at all meetings of the shareholders and shall preside at all meetings of the directors unless a Chairperson of the Board of Directors is elected, in which case he shall preside only in the absence of the Chairperson of the Board of Directors; and

          c. shall cause to be called regular and special meetings of the shareholders and directors in accordance with the requirements of the statute and these By-laws; and

          d. may execute all contracts in the name of the Company, all policies, deeds, mortgages, bonds, contracts, notes, drafts, or other orders for the payment of money, or other instruments and with the Secretary or one of the Assistant Secretaries all certificates for shares of the Company; and

          e. shall cause all books, reports, statements, and certificates to be properly kept and filed as required by New York Business Corporation Law; and

          f. shall enforce these By-laws and perform all the duties incident to his office and which are required by statute, and generally shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

3.   The Executive Vice President and the Senior or other Vice Presidents:

          a. shall have and exercise such powers and discharge such duties as may from time to time be delegated to them respectively, by the President or by the Board of Directors; and

          b. may execute all contracts in the name of the Company, and all certificates for shares of the Company, all policies, deeds, mortgages, bonds, contracts, notes, drafts, or other orders for the payment of money, or other instruments which the Board of Directors have authorized to be executed, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Company, or shall be required by statute to be otherwise executed; and

          c. in the absence of the President or in the case of his inability to act, the Executive Vice President shall, or in the absence of the Executive Vice President or in the case of his inability to act, the Senior or other Vice Presidents in order of seniority shall be vested with all the powers and shall perform all the duties of said President during his absence or inability to act, or until his successor be duly qualified and elected.

4.   The Treasurer:

          a. shall have the care and custody of and be responsible for all the funds and securities in the name of the Company in such banks, trust companies or other depositories as shall be designated by the Board of Directors; and

          b. subject to banking resolutions adopted by the Board of Directors, shall make, sign, and endorse in the name of the Company all checks, drafts, notes, and other orders for the payment of money, and pay out and dispose of such under the direction of the President or the Board of Directors; and

          c. shall keep at the principal office of the Company accurate books of account of all its business and transactions and shall at all reasonable hours exhibit books and accounts to any director upon application at the office of the Company during business hours; and

          d. shall render a report to the Chairperson, President and to the Board of Directors whenever requested, of the financial condition of the Company and of his transactions as Treasurer; and

          e. shall further perform all duties incident to the office of Treasurer of the Company.

5. The Assistant Treasurer(s): shall have all of the powers and shall perform the duties of the Treasurer in case of the absence of the Treasurer or his inability to act, and have such other powers and duties as they may from time to time be assigned or directed to perform by the Treasurer.

6. The Secretary: shall have the care and custody of the Company stock books and the Company seal; attend all meetings of the shareholders, the Board of Directors and any standing committees; record all votes and the minutes of all proceedings in books kept for that purpose; execute such instruments on behalf of the Company as he may be authorized by the Board of Directors or by statute to do; countersign, attest and affix the Company seal to all certificates and instruments where such countersigning or such sealing and attestation are necessary to the true and proper execution thereof; see that proper notice is given of all meetings of the shareholders of which notice is required to be given; and have such additional powers and duties as may from time to time be assigned or directed to perform by these By-laws, by the Board of Directors or the President.

7. The Assistant Secretary(ies): shall have all of the powers and shall perform the duties of the Secretary in case of the absence of the Secretary or his inability to act, and have such other powers and duties as they may from time to time be assigned or directed to perform.

                                   ARTICLE VI

                             CERTIFICATES FOR SHARES

1. Form and Execution of Certificates. Certificates of stock shall be in such foul' as required by the Business Corporation Law of New York and as shall be adopted by the Board of Directors. They shall be numbered and registered in the order issued; shall be signed by the Chairperson (if one be elected) or by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the company seal or a facsimile thereof. When such certificate is countersigned by a Transfer Agent or registered by a Registrar, the signatures of any such officers may be a facsimile.

2. Transfer. Transfer of shares shall be made only upon the books of the Company by the registered holder in person or by attorney, duly authorized, upon surrender of the certificate or certificates for such shares properly assigned for transfer. Transfer of fractional shares shall not be made upon the records or books of the Company, nor shall certificates for fractional shares by issued by the Company.

3. Lost or Destroyed Certificates. The holder of any certificate representing shares of stock of the Company may notify the Company of any loss, theft or destruction thereof, and the Board of Directors may thereupon, in its discretion, cause a new certificate for the same number of shares, to be issued to such holder upon satisfactory proof of such loss, theft or destruction, and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties as the Board of Directors may require, to indemnify the Company against loss or liability by reason of the issuance of such new certificates.

4. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Company may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days before the meeting or action requiring such determination of shareholders. If not otherwise fixed, the record date is the close of business on the day before the effective date of notice to shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action.

                                   ARTICLE VII

                                 INDEMNIFICATION

1. To the fullest extent allowed under New York Law, including New York Business Corporation Law, the Company shall indemnify each director, officer and employee of this Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer or employee of another company, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interest of the Company, and with respect to any criminal action, had no reasonable cause to believe his conduct unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, shall not of itself create a presumption that the person did not act in good faith, or in a manner opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had any reasonable cause to believe his conduct unlawful.

2. To the fullest extent allowed under New York Law, including New York Business Corporation law, the Company shall indemnify each director, officer or employee of the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer or employee of another company, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith for a purpose which he reasonably believed to be in the best interests of the Company.

3. Notice to the Superintendent of Insurance for the State of New York of any payment of indemnification, advancement or allowance under Subsections 1 and 2 above shall be made at least thirty (30) days prior thereto in accordance with the requirements of Section 1216 of New York Insurance Law.

4. For the purposes of this section, the Company shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Company also imposes duties on, or-otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interests of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Company.

5. Any indemnification under Subsections 1 and 2 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in Subsections 1 and 2. Such determination shall be made:

          a. by the Board of Directors of the Company by a majority vote of a quorum consisting of the directors who were not parties to such action, suit or proceeding; or

          b. if such quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, (1) by the Board upon the opinion of independent legal counsel in a written opinion; or,
               (2) by the Stockholders of the Company.

6. Expenses (including attorney's fees) incurred in defending an action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, may be paid by the Company in advance of the final disposition of such action, suit, or proceeding as authorized in the manner provided in Subsection 3 upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount to the Company in case the person receiving the advancement or allowance is ultimately found not to be entitled to indemnification, or when indemnification is granted to the extent such advances exceed the indemnification to which he is entitled.

7. The Company shall have the power to the fullest extent allowed under New York Law, including New York Business Corporation law, to indemnify any person referred to in this Section.

8. Every reference herein to director, officer or employee shall include every director, officer or employee, or former director, officer or employee of the Company and its subsidiaries and shall enure to the benefit of the heirs, executors and administrators of such person.

9. The foregoing rights and indemnification shall not be exclusive of any other rights and indemnifications to which the directors, officers and employees of the Company may be entitled according to law.

10. Provisions of Article VII as set forth above shall constitute a contract between the Company and the directors.

                                  ARTICLE VIII

                                  MISCELLANEOUS

1. Fiscal Year. The fiscal year of the Company shall begin on the first day of January and end at midnight on the last day of December of each year.

2. Company Seal. The company seal shall be circular in form and inscribed with the words:

            "GENWORTH LIFE INSURANCE COMPANY OF NEW YORK
(SEAL)      COMPANY SEAL
            STATE OF NEW YORK
            1988"

     and which words may be changed at any time by resolution of the Board of Directors and shall be used as authorized by these By-laws.

3. Dividends. The Board of Directors at any regular or special meeting may declare dividends payable out of the surplus of the Company, subject to the restrictions and limitations imposed by the New York Business Corporation Law whenever in the exercise of its discretion it may deem such declaration advisable. Such dividends may be paid in cash, property, or shares of the Company.

4. Policies or Contracts. Except as may be provided by New York Business Corporation Law, all policies of insurance or contracts signed or countersigned by such officer, or by the printed or facsimile signature of such officer, as these By-laws may prescribe, or the Board of Directors or the Executive Committee may empower, shall be obligatory on the Company and have the same effect as if attested by the company seal.

5. Examination of Accounts. At the close of each fiscal year the books, accounts and assets of the Company shall be examined by a certified public accountant, or accountants, selected by the Board of Directors, the Executive Committee, the Chairperson, the Chief Executive Officer or the President; but the Board in its discretion may dispense with such examination.

6. Amendments. These By-laws may be altered or amended by the shareholders at any annual or special meeting. They may also be altered or amended by the Board of Directors at any meeting by a vote of the majority of the whole Board. Any By-law adopted by the Board shall be subject to alteration, amendment or repeal at any time by the shareholders at any annual or special meeting.